Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cue Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	18,338,461 shares (2)	$0.80(3)	$14,670,769(3)	0.0001531	$2,246.10
Total Offering Amounts					$14,670,769		$2,246.10
Total Fee Offsets							—
Net Fee Due							$2,246.10

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of a number of shares issuable under the Cue Biopharma, Inc. 2025 Stock Incentive Plan (the “2025 Plan”) equal to the sum of: (i) 6,200,000 shares of common stock; and (ii) such additional number of shares of common stock (up to 12,138,461 shares) as is equal to the number of shares of common stock subject to awards granted under the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, as amended, and the Cue Biopharma, Inc. 2016 Non-Employee Equity Incentive Plan that are outstanding as of April 13, 2025 and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon (i) $0.62, the exercise price of the 48,800 shares subject to outstanding stock option grants under the 2025 Plan, (ii) $0.8203, the exercise price of the 20,000 shares subject to outstanding stock option grants under the 2025 Plan and (iii) the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 5, 2025 for the 18,269,661 shares issuable under the 2025 Plan which are not subject to outstanding stock options.